SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549


                                  FORM 8-K

                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934

     Date of report (Date of earliest event reported): March 26, 1997

                      Champion Road Machinery Limited
             (Exact Name of Registrant as Specified in Charter)

      Canada                         0-26042                 561835751
(State or Other Jurisdiction       (Commission            (IRS Employer
 of Incorporation)                 File Number)           Identification No.)

        160 Maitland Avenue, Gooderich, Ontario, Canada    N7A-3Y6
          (Address of Principal Executive Offices)        (Zip Code)

            Registrant's telephone number, including area code
                              (519) 884-6000

                                    N/A
       (Former Name or Former Address, if Changed Since Last Report)



Item 1.        Changes in Control of Registrant.

               On March 26, 1997, Volvo Construction Equipment N.V. ("Volvo"), through its wholly owned subsidiary, VCE Acquisition Inc. ("Acquisition"), accepted for purchase and purchased 11,397,971 shares of common stock , no par value per share (the "Common Stock"), of Champion Road Machinery Limited (the "Company") that had been validly tendered and not withdrawn pursuant to Acquisition's tender offer for all outstanding shares of Common Stock at CDN $15.00 per share, net to the seller in cash (the "Offer"). The Offer was made pursuant to an Acquisition Agreement, dated as of February 20, 1997 (the "Agreement"), by and among the Company, Volvo and Acquisition, a copy of which was previously filed with the Securities and Exchange Commission (the "Commission") and is incorporated by reference herein, which provided for, among other things, the making of the Offer by Acquisition.

               The shares purchased pursuant to the Offer constitute approximately 98.8% of the 11,533,600 shares of Common Stock issued and outstanding at the time of purchase.

               The aggregate purchase price for the shares of Common Stock to be purchased pursuant to the Offer was CDN $170,969,565. Acquisition's source of funds to acquire the Shares was Volvo and its subsidiaries. Volvo's source of funds for the acquisition was its internal cash reserve.

               In accordance with the terms of the Agreement, following Acquisition's payment for the tendered shares of Common Stock, all of the directors of the Company resigned and were replaced by Volvo's designees.

               To the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.


Item 7.               Financial Statements and Exhibits.

(c)                   Exhibits.

99.1 Acquisition Agreement, dated as of Febru-ary 20, 1997, between Volvo Construction
                      Equipment N.V. and the Company
                      (previously filed as Exhibit 1 to the Company's
                      Schedule 14D-9, filed with the Commission on February 24, 1997).


                                SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 3, 1997

                                    CHAMPION ROAD MACHINERY LIMITED


                                    By:/s/ Arthur F. Church
                                       Arthur F. Church
                                       President and Chief
                                       Executive Officer


                              EXHIBIT INDEX


Exhibit No.            Description                                Page No.

99.1                   Acquisition Agreement, dated as              --
                       of February 20, 1997, between
                       Volvo Construction Equipment
                       N.V. and the Company (previously
                       filed as Exhibit 1 to the
                       Company's Schedule 14D-9, filed
                       with the Commission on February
                       24, 1997).